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EXHIBIT 10.37

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

    This Second Amendment to Stock Purchase Agreement (this "Second Amendment") is entered into as of June 7, 2001, between Univision Communications Inc., a Delaware corporation ("Buyer"), and USA Broadcasting, Inc., a Delaware corporation ("Seller").

R E C I T A L S

    WHEREAS, Buyer and Seller entered into a Stock Purchase Agreement dated as of January 17, 2001 (the "Original Agreement"), as amended by that certain First Amendment to Stock Purchase Agreement dated as of May 9, 2001 (the "First Amendment" and together with the Original Agreement, the "Agreement"), for the purchase and sale of the stock of certain Subsidiaries of Seller;

    WHEREAS, Buyer and Seller desire to amend certain provisions of the Agreement; and

    WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such defined terms in the Agreement.

A G R E E M E N T

    In consideration of the mutual promises contained herein and in the Agreement and intending to be legally bound the parties agree as follows:

1.  AMENDMENTS TO ARTICLE I—PURCHASE AND SALE/CLOSING

    1.1 Exhibit B of the Original Agreement is hereby amended in its entirety and replaced with Exhibit B attached to this Second Amendment.

    1.2 Section 1.4 of the Agreement is hereby amended in its entirety to state as follows:

      "1.4  The Closings.

      (a)  Initial Closing.  The parties acknowledge and agree that the FCC issued an initial grant of an FCC Order for all of the Stations on May 21, 2001 (the "Initial FCC Order"). Subject to the satisfaction or waiver of the applicable conditions set forth in Article VI, the initial closing of the purchase and sale of Stock (the "Initial Closing") shall occur at the offices of O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California, on the third (3rd) business day following the date of the initial grant of the last order of the FCC (or the Chief, Mass Media Bureau of the FCC, acting under delegated authority) with respect to the applications filed by Buyer on May 31, 2001, consenting (the "FCC 316 Consent") to the assignment of Buyer's right to take delivery of the Stock of the O&O Subsidiaries owning the Stations in Miami, Dallas and Atlanta to Univision Acquisition Corp., a Delaware corporation and Affiliated Assignee ("Newco"), or at such other time and place as the parties mutually agree in writing (the date on which the Initial Closing shall occur, the "Initial Closing Date"); provided, that the Initial Closing will not occur before June 12, 2001, and in the event the Initial Closing occurs after June 12, 2001, Buyer shall pay to Seller at the Initial Closing an amount equal to Fifty Thousand Dollars ($50,000) for each business day which has elapsed after June 12, 2001 until (and including) the Initial Closing Date (collectively, the "Extension Fee"). Notwithstanding anything to the contrary in this Agreement, in the event that the Initial Closing shall not have occurred on or prior to 5:00 p.m. (Eastern) on June 27, 2001, then Seller shall have the right, at its option, to cause the parties to consummate the Initial Closing, on at least two (2) business days written notice from Seller. At the Initial Closing, Seller shall sell, assign and transfer to Newco (or Buyer in the case of an Initial Closing prior to receipt of the FCC 316 Consent), and Buyer shall cause Newco to purchase from Seller (or Buyer shall purchase from Seller in the case of an Initial Closing prior to receipt of the FCC 316 Consent), (i) the shares of capital stock of the SW Subsidiary, (ii) the shares of capital stock of the MI Subsidiaries, (iii) the shares of capital stock of the O&O Subsidiaries owning the Stations in Miami, Dallas and Atlanta and (iv) to the extent applicable, the general partnership interests required to be transferred pursuant to Section 1.4(c).

      (b)  Subsequent Closings.  Subject to the satisfaction or waiver of the applicable conditions set forth in Article VI, the closing of the purchase and sale of the shares of capital stock of any O&O Subsidiary not transferred at the Initial Closing (each a "Subsequent Closing") shall occur at the offices of Buyer's counsel described in Section 1.4(a). A Subsequent Closing with respect to the O&O Subsidiary owning the Stations in New York shall occur on September 28, 2001 and a Subsequent Closing with respect to any remaining O&O Subsidiary owning Stations not previously transferred to Buyer shall occur on January 11, 2002 (the date on which each Subsequent Closing shall occur, a "Subsequent Closing Date"). Within five (5) business days after the applicable HSN Disengagement for the Stations owned by the Subsidiaries transferred at each Subsequent Closing, Seller shall pay to Buyer interest on the payment received at such Subsequent Closing in an amount equal to Buyer's costs of funds (as reasonably documented) from the time such payment is received by Seller through the time of the applicable HSN Disengagement for such Stations; provided, however, in no event shall Seller's payment for Buyer's costs of funds exceed a rate of seven and one-half percent (7.5%) per annum.

      (c)  Transfer of Partnership Interests.  USA Station Group, Inc. ("USASGI"), one of the Subsidiaries, owns a one percent (1%) general partnership interest in each of the eleven (11) licensee general partnerships. Subject to the receipt of any necessary prior approval of the FCC, for each of the O&O Subsidiaries that has a general partnership that holds its FCC License or FCC Licenses, Seller shall cause such O&O Subsidiary to form a wholly-owned Delaware limited liability company subsidiary (a "Station GP Interest LLC") prior to the Closing for such O&O Subsidiary, and Seller shall cause USASGI to transfer the 1% general partnership interest in the applicable licensee general partnership to such Station GP Interest LLC prior to such Closing; provided, however, that if such FCC approval has not been received at least one (1) business day prior to the date that such Closing is otherwise scheduled to occur in accordance with the terms of this Agreement, then at such Closing, Seller shall cause USASGI to transfer to Buyer the 1% general partnership interest in the licensee general partnership that owns the FCC License or FCC Licenses of the Station or Stations owned by the Subsidiary or Subsidiaries being transferred at such Closing.

      (d)  Outside Closing Date.  If Seller shall not have received, in cash, all amounts that would have been payable to Seller had all of the Closings on all of the Stock occurred on or prior to January 14, 2002 (the "Outside Closing Date") then, notwithstanding anything contained herein to the contrary (including the fact that one or more AT Notes may have been delivered to Seller pursuant to Section 1.5), Buyer shall pay to Seller on the Outside Closing Date, in cash, all such amounts less the amount of the Purchase Price previously paid in cash to Seller at any prior Closings and less the amount of all principal payments received by Seller under any AT Note (as defined in Section 1.5), except no such amounts shall be payable by Buyer on the Outside Closing Date if (i) Seller shall not have received in cash such amounts on or prior to the Outside Closing Date because of a breach by Seller of this Agreement that has caused the conditions precedent set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied as of the Outside Closing Date (it being understood that such exception shall not be applicable for any conditions precedent with respect to any O&O Subsidiary for which there has been an AT Transfer Closing), or (ii) such breach has been the sole cause of the conditions set forth in Section 6.1 not being satisfied as of the Outside Closing Date. Upon the payment, in cash, of all amounts that would have been payable to Seller had all of the Closings on all of the Stock occurred on or prior to the Outside Closing Date, any amounts remaining outstanding under any AT Notes shall be deemed to have been paid in full. Buyer acknowledges and agrees that, notwithstanding anything to the contrary contained in this

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  Agreement or otherwise, Buyer's obligation to pay, in cash, all amounts that would have been payable to Seller had all of the Closings on all of the Stock occurred on or prior to the Outside Closing Date pursuant to this Section 1.4(d) and the rights of Seller to receive such payment in cash shall be absolute and unconditional (subject to the qualification in the preceding sentence with respect to a breach by Seller and subject to a delay in such payment as provided for in Sections 4.15 and 7.1) and not be subject to any right of set off, deduction or counterclaim. Payment of the amounts pursuant to this Section 1.4(d) shall be final and non-refundable and Buyer shall not seek to recover all or any part of such payment from Seller for any reason whatsoever. All payments pursuant to this Section 1.4(d) shall be made by wire transfer of immediately available funds to an account specified by Seller. Subject to compliance with Section 9.5, upon receipt by Seller of all amounts payable to Seller pursuant to this Section 1.4(d), Seller shall, or shall cause, the Stock to be transferred in accordance with Buyer's written instructions; provided, that such transfer is in compliance with all applicable Laws.

      (e)  Cleveland Subsidiary.

         (i) If there has been an AT Transfer Closing with respect to USA Station Group of Ohio, Inc. (the "Cleveland Subsidiary"), upon Buyer's written request dated no earlier than December 5, 2001, Seller will consent to the release of the Stock of the Cleveland Subsidiary from the Pledge Agreement and the SPE's subsequent sale of the Stock of the Cleveland Subsidiary to a third party reasonably acceptable to Seller (a "Cleveland Transferee") on the fifth (5th) business day after such request, subject to prior FCC approval of such sale, so long as on the date of such release, the SPE pays Seller by wire transfer of immediately available funds to an account specified by Seller the portion of the Purchase Price for the Cleveland Subsidiary, plus all reimbursement payments expressly provided for herein in Sections 4.7 and 4.19 relating to the Cleveland Subsidiary or the Station owned by the Cleveland Subsidiary, less any principal payments received by Seller under the AT Note relating to the Cleveland Subsidiary. The parties agree that notwithstanding any such payment, HSN Disengagement for the Station owned by the Cleveland Subsidiary shall thereafter occur on January 14, 2001 in accordance with Section 4.9.

        (ii) If there has not been an AT Transfer Closing with respect to the Cleveland Subsidiary, upon Buyer's written request dated no earlier than December 5, 2001 and subject to obtaining any necessary prior FCC approval, Seller will transfer the Stock of the Cleveland Subsidiary to Buyer on the fifth (5th) business day after such request so long as, on the date of such transfer, Buyer pays Seller by wire transfer of immediately available funds to an account specified by Seller the portion of the Purchase Price for the Cleveland Subsidiary, plus all reimbursement payments expressly provided for herein in Sections 4.7 and 4.19 relating to the Cleveland Subsidiary or the Station owned by the Cleveland Subsidiary, and so long as, on the date of such transfer, Buyer transfers the Stock of the Cleveland Subsidiary to a Cleveland Transferee, subject to prior FCC approval of such transfer, and, on the date of such transfer, HSN and the Cleveland Subsidiary enter into an AT Affiliation Agreement. The parties agree that, notwithstanding consummation of the transactions described in this clause (ii), HSN Disengagement for the Station owned by the Cleveland Subsidiary shall thereafter occur on January 14, 2001 in accordance with Section 4.9."

    1.3 A new Section 1.5 of the Agreement is hereby added and states as follows:

      "Section 1.5  Alternative Transfer Structure.

      (a) Notwithstanding Section 1.4(b) and Section 1.4(c) (and in lieu of consummating the transactions set forth herein in accordance with such sections), Buyer acknowledges and agrees that Seller shall have the right to give written notice to Buyer (an "AT Notice"), provided that no such AT Notice shall be given prior to July 16, 2001, to cause the parties to consummate one or

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  more transfers of the Stock of any O&O Subsidiary that is not transferred to Buyer at the Initial Closing pursuant to an alternative transfer structure ("Alternative Transfer") at one or more alternative transfer closings (each an "AT Transfer Closing") as follows:

         (i) each AT Notice shall designate which O&O Subsidiary or O&O Subsidiaries shall be the subject of an Alternative Transfer (each an "AT Subsidiary"); the AT Transfer Closing for such O&O Subsidiary or O&O Subsidiaries shall take place on the later to occur of (A) the second (2nd) business day following the consent of the FCC received with respect to the application referred to below in Section 1.5(b), and (B) the second (2nd) business day after the date of the AT Notice.

        (ii) all conditions to a Subsequent Closing with respect to such AT Subsidiary shall have been satisfied or waived except for the obligations of Seller (A) to cause the termination of the HSN affiliation agreement and the HSN programming (or any programming substituted therefore in accordance with the HSN affiliation agreement) for the Station owned by such AT Subsidiary by the date set forth in Section 4.9 and (B) set forth in the penultimate sentence of Section 4.14 with respect to programming liabilities which shall be satisfied as set forth in Section 1.5(e);

        (iii) Buyer shall form a special-purpose, bankruptcy-remote entity reasonably acceptable to Seller (the "SPE") for the sole purpose of acquiring the Stock of all AT Subsidiaries acquired pursuant to Alternative Transfers (so long as the AT Notes are outstanding, in accordance with the Pledge Agreement, the only assets of the SPE shall be the Stock of such AT Subsidiaries and the SPE shall have no liabilities other than the AT Notes);

        (iv) at any AT Transfer Closing:

          (A) HSN and the applicable AT Subsidiary shall enter into an HSN affiliation agreement in the form attached hereto as Exhibit D with respect to any Station controlled by such AT Subsidiary (each an "AT Affiliation Agreement");

          (B) the SPE shall execute and deliver to Seller a promissory note in the form attached hereto as Exhibit E (an "AT Note") in an aggregate amount equal to the portion of the Purchase Price allocable to the Stock of such AT Subsidiary as determined by reference to the value of the Station owned by such AT Subsidiary as set forth on Exhibit B hereto, plus any reimbursement payments expressly provided for herein in Sections 4.7 and 4.19 relating to such Stock or the Stations owned by such AT Subsidiary; and

          (C) the SPE shall pledge and grant to Seller a first priority perfected security interest in the Stock of such AT Subsidiary and in any partnership interests owned by such AT Subsidiary or by any subsidiary of an AT Subsidiary to secure payment of the applicable AT Note, by execution and delivery to Seller of a pledge agreement in the form attached hereto as Exhibit F (the "Pledge Agreement") between the SPE, the AT Subsidiary, the Buyer, any subsidiary of the AT Subsidiary and Seller; and by delivery to Seller of all certificates or instruments representing or evidencing the pledged Stock (together with executed blank Stock powers attached) and other equity interests as required under the Pledge Agreement.

      (b) As promptly as practicable and no later than three (3) business days following the date of any AT Notice, the parties shall electronically file with the FCC any short-form applications necessary to consummate any Alternative Transfer described in such AT Notice.

      (c) Buyer and Seller acknowledge and agree that (i) the SPE shall be an Affiliated Assignee for all purposes of this Agreement; (ii) the delivery of any AT Note shall not satisfy, reduce or

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  otherwise affect in any manner the obligation of Buyer to pay in cash the portion of the Purchase Price allocable to the Stock of the AT Subsidiary in connection with which such AT Note was delivered, but rather the Buyer's obligations to pay the full amount of the Purchase Price (including such portion of the Purchase Price) shall remain in full force and effect; (iii) it is the intention of the parties hereto that Buyer's obligation to pay in full the Purchase Price in cash, including each portion of the Purchase Price allocable to the Stock of such AT Subsidiary as determined by reference to the value of the Station owned by such AT Subsidiary as set forth on Exhibit B hereto, shall continue in the same manner and to the same extent as if an AT Transfer Closing had not occurred; (iv) Buyer's obligations under this Agreement are irrevocable and are independent of the obligations of the SPE, and Buyer's obligations under this Agreement shall not be subject to any right of set off, deduction or counterclaim, and shall not be impaired, modified, changed, released, discharged or limited in any manner whatsoever by any impairment, modification, change, release, discharge or limitation of the liability of the SPE or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court, or as the result of the invalidity of any AT Note or any agreement providing collateral security therefor, or resulting from the operation of any present or future provision of any laws or from any other cause or circumstance whatsoever; and (v) to take or cause to be taken any such further actions, and execute, deliver and file such further documents and instruments as may be reasonably requested by the other party in connection with the consummation of any Alternative Transfer.

      (d) Following any AT Transfer Closing, the portion of the Purchase Price payable for the Stock of the applicable AT Subsidiary as determined by reference to the value of the Station owned by such AT Subsidiary, plus any reimbursement payments expressly provided for herein in Sections 4.7 and 4.19 relating to such Stock or the Stations owned by such AT Subsidiary, less any principal payments received by Seller under the AT Note relating to such AT Subsidiary, shall be paid by Buyer to Seller by wire transfer of immediately available funds to an account specified by Seller, on the business day prior to the date which HSN shall have terminated its affiliation agreement with such AT Subsidiary in accordance with Section 4.9 of this Agreement (each termination an "HSN Disengagement"); such payment to be made either by (i) Buyer making such payment itself directly to Seller or (ii) Buyer causing the SPE to pay in full all amounts outstanding under the AT Note relating to such AT Subsidiary. Upon the cash payment of the portion of the Purchase Price for the Stock of the applicable AT Subsidiary by Buyer, any amounts remaining outstanding under the AT Note relating to such AT Subsidiary shall be deemed to have been paid in full. Within five (5) business days after the applicable HSN Disengagement for the Stations owned by the AT Subsidiaries transferred at each AT Transfer, Seller shall pay to Buyer interest on the payment received by Seller pursuant to this Section 1.5(d) in an amount equal to Buyer's cost of funds (as reasonably documented) from the time such payment is received by Seller through the time of the applicable HSN Disengagement for such Stations; provided, however, in no event shall Seller's payment for Buyer's costs of funds exceed a rate of seven and one-half percent (7.5%) per annum.

      (e) In the event of an Alternative Transfer, the parties acknowledge and agree that no programming assets or liabilities with respect to the Station or Stations owned by such AT Subsidiary shall be assets or liabilities of such AT Subsidiary until HSN Disengagement and any programming assets or liabilities with respect to the Station or Stations owned by such AT Subsidiary shall be distributed, assigned or transferred to Seller prior to any AT Transfer. During the period following any AT Transfer and prior to HSN Disengagement, Seller shall (i) retain all such programming assets, (ii) remain responsible and liable for all such programming liabilities with respect to such AT Subsidiary, (iii) continue to make all monetary payments with respect to such programming liabilities in a manner consistent with Seller's past practices, (iv) if a programmer declares in writing a default with respect to any programming liabilities, cure such

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  default prior to HSN Disengagement, and (v) indemnify and hold Buyer harmless from any Losses incurred by Buyer resulting from the breach by Seller of any obligations with respect to such programming assets or programming liabilities. Notwithstanding any other provision herein, the parties acknowledge and agree that Seller's obligations set forth in the penultimate sentence of Section 4.14 with respect to programming liabilities of such AT Subsidiary shall not be satisfied as of the AT Transfer Date but shall instead be satisfied as of the date of the HSN Disengagement. Contemporaneous with HSN Disengagement, to the extent that Seller or any Affiliate of Seller holds or is responsible for any programming assets or liabilities with respect to the Stations owned by the applicable AT Subsidiary which are set forth on Schedule 2.4, Seller or Seller's Affiliates shall transfer such programming assets and liabilities to such AT Subsidiary, and such AT Subsidiary shall accept and assume such assets, rights, liabilities or obligations.

      (f)  It is expressly understood and agreed by Buyer that Seller may exercise its rights under any AT Affiliation Agreement, AT Note or Pledge Agreement without exercising its rights or affecting its rights under this Agreement, and it is further understood and agreed by Buyer that upon a default under an AT Note, Seller may proceed against all or any portion or portions of any collateral pledged pursuant to any Pledge Agreement or otherwise in such order and at such time as Seller, in its sole discretion, sees fit; and Buyer hereby expressly waives any rights under the doctrine of marshalling of assets."

2.  AMENDMENTS TO ARTICLE IV—COVENANTS WITH RESPECT TO CONDUCT PRIOR TO CLOSING

    2.1 Section 4.6 of the Agreement is hereby amended in its entirety to state as follows:

      "4.6  Elimination of Intercompany and Affiliate Liabilities.  Prior to each Closing Date, Seller shall purchase, cause to be repaid or (with respect to guarantees) assume liability for any intercompany obligations or receivables (each an "Intercompany Liability") among Seller and its Affiliates on the one hand and the Subsidiaries to be transferred at such Closing on the other hand, except for any AT Affiliation Agreement. At such Closing Date, neither Buyer nor any of the Subsidiaries that have been transferred to Buyer on or prior to such Closing Date shall have any continuing commitment, obligation or liability of any kind with respect to such Intercompany Liability, except for any Intercompany Liability relating to any AT Affiliation Agreements. Seller agrees to indemnify Buyer and the Subsidiaries for any Losses with respect to any such Intercompany Liability not fully assumed or discharged as contemplated."

    2.2 Section 4.8 of the Agreement is hereby amended in its entirety to state as follows:

      "4.8.  Insurance.  At all times during the Interim Period with respect to a Station or Station Works, Seller shall maintain or cause to be maintained all insurance in effect on the date of this Agreement with respect to the assets, liabilities and operations of such Station and of Station Works. At all times following an AT Transfer Closing for any Station and until the date of the HSN Disengagement for such Station, Seller shall maintain or cause to be maintained all insurance in effect on the date of this Agreement with respect to the assets, liabilities and operations of such Station and Buyer shall be named as an additional insured with respect to all such insurance."

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    2.3 Section 4.9 of the Agreement is hereby amended in its entirety to state as follows:

      "4.9  Termination of HSN Agreement.  Seller shall, or shall cause HSN to, terminate the HSN affiliation agreement with the stations and the HSN programming or any programming substituted therefore in accordance with the terms of the HSN affiliation agreement on the Stations as of 12:01 a.m. local time on the following dates; provided, however, that such termination shall be subject to the consummation of the applicable Closing for each such Station one business day prior to the date of such termination, other than an AT Transfer Closing or, if an AT Transfer Closing shall have occurred for any such Station, then such termination shall be subject to payment in full of the applicable AT Note pursuant to Section 1.5(d) (or Section 1.4(e), with respect to the Cleveland Station):

New York Stations (WHSE and WHSI)	October 1, 2001
Cleveland Station (WQHS)	January 14, 2002
Houston Station (KHSH)	January 14, 2002
Orlando Station (WBSF)	January 14, 2002
Philadelphia Station (WHSP)	January 14, 2002
Los Angeles Station (KHSC)	January 14, 2002
Tampa Station (WBHS)	January 14, 2002
Boston Station (WHUB)	January 14, 2002
Chicago Station (WEHS)	January 14, 2002	."

    2.4 Section 4.15 of the Agreement is redesignated as 4.15(a) and a new section 4.15(b) is added to read in its entirety as follows:

      "(b) The risk of loss or damage by fire or other casualty or cause to the assets of any Station transferred at an AT Transfer Closing shall be upon Seller until the date of the HSN Disengagement for such Station. In the event of a Material Casualty Loss (that would have caused the condition set forth in Section 6.2(a) not to be satisfied if the Alternative Transfer had not occurred), Seller shall restore, replace or repair the damaged assets to their previous condition; provided, however, that if any such Material Casualty Loss shall not have been restored, replaced or repaired as of the date on which the HSN Disengagement for such Station was scheduled to occur, the SPE shall not be obligated to pay the AT Note issued with respect to such Station (and the Buyer shall not be obligated to pay the applicable Purchase Price) until such Material Casualty Loss has been restored, replaced or repaired and the HSN Disengagement shall not occur until such Material Casualty Loss has been restored, replaced or repaired. Seller shall provide Buyer with written notice of the completion of the restoration, replacement or repair of such Material Casualty Loss, and on the fifth (5th) business day following such notice, Seller shall terminate the HSN affiliation agreement for such Station, and the SPE shall pay in full the AT Note issued with respect to such Station; it being understood that if the SPE fails to make such payment, Buyer shall be responsible for the payment of the Purchase Price for such Station as described in Section 1.5(c)."

3.  AMENDMENTS TO ARTICLE 9—GENERAL

    3.1 Section 9.18 of the Agreement is hereby amended in its entirety to state as follows:

      "9.18  Specific Performance. Seller and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at Law for money damages if this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to injunctive relief and specific enforcement on an expedited basis of the terms hereof (including the obligations

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  of the parties with respect to any Alternative Transfer as described in Section 1.5) in addition to any other remedy to which it may be entitled, at Law or in equity."

4.  AMENDMENTS TO ARTICLE X—DEFINITIONS

    The following defined terms and definitions shall be added to Section 10.1(c) or amended in their entirety as indicated:

    "Alternative Transfer" has the meaning set forth in Section 1.5(a).

    "AT Affiliation Agreement" has the meaning set forth in Section 1.5(a)(iv)(A).

    "AT Note" has the meaning set forth in Section 1.5(a)(iv)(B).

    "AT Notice" has the meaning set forth in Section 1.5(a).

    "AT Subsidiary" has the meaning set forth in Section 1.5(a)(i).

    "AT Transfer Closing" has the meaning set forth in Section 1.5(a).

    "AT Transfer Closing Date" means the date on which each AT Transfer Closing shall occur.

    "Cleveland Subsidiary" has the meaning set forth in Section 1.4(e)(i).

    "Cleveland Transferee" has the meaning set forth in Section 1.4(e)(i).

    "Closing" means the Initial Closing, a Subsequent Closing or an AT Transfer Closing, as the context requires.

    "Closing Date" means the Initial Closing Date, a Subsequent Closing Date or an AT Transfer Closing Date, as the context requires.

    "Extension Fee" has the meaning set forth in Section 1.4(a).

    "FCC 316 Consent" has the meaning set forth in Section 1.4(a).

    "HSN Disengagement" has the meaning set forth in Section 1.5(d).

    "Newco" has the meaning set forth in Section 1.4(a).

    "Pledge Agreement" has the meaning set forth in Section 1.5(a)(iv)(C).

    "Station GP Interest LLC" has the meaning set forth in Section 1.4(c).

    "SPE" has the meaning set forth in Section 1.5(a)(iii).

5.  Except as expressly amended by this Second Amendment, all terms and conditions of the Agreement shall continue in full force and effect in accordance with their terms.

6.  Except as set forth herein with respect to approvals of the FCC, each party hereto represents and warrants to the other party hereto that the execution, delivery and performance of this Second Amendment does not (a) require such party to obtain any material consent from any Person, and (b) contravene, conflict with, or result in a material breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, any material agreements with any Person.

7.  This Second Amendment may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

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    IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to Stock Purchase Agreement to be executed by its duly authorized officers as of the day and year first above written.

BUYER:
UNIVISION COMMUNICATIONS INC.
By:	/s/ ANDREW W. HOBSON
	Name:	Andrew W. Hobson
	Title:	Executive Vice President
SELLER:
USA BROADCASTING, INC.
By:	/s/ CHARLES SOMMER
	Name:	Charles Sommer
	Title:	GC & SVP

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EXHIBIT B

Revised Purchase Price Payment Schedule

DMA	Market	Market TV HH's (Nielsen 1/2000)	Interest Adjustment	Adjusted Market TV HH's	% Purchase Price	Purchase Price
1	New York	6,874,990	100%	6,874,990	19.53%	$214,835,695
1	New York
2	Los Angeles	5,234,690	100%	5,234,690	14.87%	$163,578,167
3	Chicago	3,204,710	100%	3,204,710	9.10%	$100,143,578
4	Philadelphia	2,670,710	100%	2,670,710	7.59%	$83,456,680
6	Boston	2,210,580	100%	2,210,580	6.28%	$69,078,135
7	Dallas	2,018,120	100%	2,018,120	5.73%	$63,063,977
10	Atlanta	1,774,720	100%	1,774,720	5.04%	$55,458,001
11	Houston	1,712,060	100%	1,712,060	4.86%	$53,499,947
13	Tampa	1,485,980	100%	1,485,980	4.22%	$46,435,201
15	Cleveland	1,479,020	100%	1,479,020	3.57%	$39,000,000
16	Miami	1,441,570	100%	1,441,570	6.55%	$72,265,149
22	Orlando	1,101,920	100%	1,101,920	3.13%	$34,433,759
	Minority Interests
5	San Francisco	2,423,120	49%	1,187,329	3.37%	$37,102,688
8	Washington, DC	1,999,870	45%	899,942	0.74%	$8,122,158
18	Denver	1,268,230	45%	570,704	1.62%	$17,833,842
21	St. Louis	1,114,370	45%	501,467	1.42%	$15,670,263

		38,014,660		34,368,510	97.63%
	Purchase Price payable upon transfer of Capital Stock of to be formed "Station Works" Subsidiary				2.37%	$26,022,760

	Aggregate Purchase Price				100.00%	$1,100,000,000

    Except as provided in Section 8.3 to the Agreement, this Purchase Price Payment Schedule is solely for purposes of determining the amount payable by Buyer to Seller at the Initial Closing (as defined in the Agreement), at each Subsequent Closing (as defined in the Agreement), and upon HSN Disengagement pursuant to Section 1.5(d) of the Agreement and shall not be considered binding on either Buyer or Seller with respect to any tax treatment or reporting requirements relating to the sale and transfer of the Stock pursuant to the Agreement.

EXHIBIT D

AT Affiliation Agreement

FORM OF
TELEVISION AFFILIATION AGREEMENT
HOME SHOPPING

    This Agreement is made as of the (DATE) between HSN LP, a Delaware limited partnership ("HSN"), and [UNIVISION OF       , INC.], a Delaware corporation and [UNIVISION PARTNERSHIP OF       ], a Delaware partnership and licensee of Television Station (CALL LETTERS / CHANNEL NUMBER / CITY OF LICENSE / STATE) (collectively the "STATION"), relating to the STATION's broadcast of HSN's television broadcast program service for the presentation and sale of products and services offered by HSN or its subsidiaries as such programming may be revised from time to time at the sole discretion of HSN (hereinafter the "PROGRAM SERVICE").

HSN AND STATION agree as follows:

1. FIRST CALL. STATION has determined that the public interest, convenience and necessity would be served by its broadcast of the PROGRAM SERVICE. Therefore, HSN will offer STATION the PROGRAM SERVICE to be broadcast on a network basis in the Nielsen Station Index Designated Market Area ("DMA") to which STATION is licensed by the Federal Communications Commission ("FCC"). HSN reserves the right to air portions or all of the PROGRAM SERVICE on other full power and low power television stations within STATION's service area (DMA). STATION understands and agrees that HSN may also authorize carriage of the PROGRAM SERVICE or any other programming services delivered by HSN by other means of transmission including, but not limited to, broadcast television, cable television, secondary transmissions, direct broadcast satellite service, KU-Band service, private or master antenna cable services and similar video or audio transmission services including those which serve communities located within STATION's service area (DMA).

2. ACCEPTANCE. STATION agrees that as of the date hereof STATION has accepted the offer contained herein by HSN relating to the broadcast of the PROGRAM SERVICE. STATION's acceptance of this offer shall constitute its agreement to broadcast the PROGRAM SERVICE in accordance with the terms of this Agreement.

3. COMMENCEMENT. STATION shall commence broadcasting the PROGRAM SERVICE on        , 2001 (the "Commencement Date"). The schedule for broadcasting the PROGRAM SERVICE is set forth in Schedule A, which can be amended by mutual written agreement of STATION and HSN from time to time.

4. TERM. This Agreement shall have a term beginning on the Commencement Date and shall terminate [insert Termination Date for STATION set forth on Attachment E] (the "Termination Date"), provided, however, that if on the Termination Date the Applicable AT Note (as defined below) has not been satisfied in full, or forgiven, in accordance with its terms, then this Agreement shall continue in full force and effect until such time as the Applicable AT Note has been satisfied in full, or forgiven, in accordance with its terms, unless HSN elects to terminate the Agreement prior to the satisfaction or forgiveness of the Applicable AT Note in accordance with its terms. For purposes of this Agreement the term "Applicable AT Note" means the AT Note (as defined in that certain Stock Purchase Agreement, by and between Univision Communications Inc. and USA Broadcasting, Inc. ("USAB"), dated as of January 17, 2001, as amended (the "Stock Purchase Agreement")) relating to the STATION and attached hereto at Schedule B.

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5. BROADCAST IN ENTIRETY; PROPOSED CHANGE IN FORMAT OR NETWORK. (a) Except as provided in Sections 5(b) and (d)  and 15, STATION agrees to broadcast the PROGRAM SERVICE in its entirety without any editing, delay, addition, alteration or deletion, including, without limitation, all network identifications, all promotional material (except promotional material relating to portions of the PROGRAM SERVICE which STATION does not carry); all copyright notices; all credits and billings; and any other proprietary material of any kind or nature included therein. In the event that a programming format change should occur during the term of this Agreement, the parties agree that all references herein to PROGRAM SERVICE shall continue to apply to the revised programming service. HSN also reserves the right, upon ten (10) days written notice to switch the PROGRAM SERVICE or a successor programming service to one of HSN's affiliated services or the services of one of HSN's affiliates.

(b) During the term of this Agreement and subject to Sections 5(d) and 15, STATION shall make available to HSN broadcast time on the STATION equal to one hundred sixty-eight (168) hours per week. HSN shall be responsible for providing programming selections for the STATION using LICENSEE PROGRAMMING in such manner as HSN shall select. Except as otherwise provided in this Agreement, STATION agrees to broadcast such programming in its entirety, including commercials at the times specified, on the facilities of the STATION without interruption, deletion, or addition of any kind. For purposes of this Agreement, the term "LICENSEE PROGRAMMING" means the PROGRAM SERVICE and the various syndication agreements authorizing the STATION to broadcast entertainment and news programming.

(c) PROGRAM SERVICE. All advertising spots inserted into LICENSEE PROGRAMMING by HSN or its affiliates and the PROGRAM SERVICE shall comply with all applicable federal, state and local regulations and policies, provided, however, that HSN shall have 30 days to cure any breach of the foregoing after written notice of such breach is provided by STATION to HSN. All advertising spots inserted into LICENSEE PROGRAMMING by HSN or its affiliates shall comply with the written standards and practices of UVN a copy of which has been delivered to HSN, provided, however, that HSN shall have 10 days to cure any breach of the foregoing after written notice of such breach is provided by STATION to HSN, provided, further, that the foregoing obligations shall not be construed to apply to the PROGRAM SERVICE and any advertising spots included in the PROGRAM SERVICE, or any advertising spots inserted into LICENSEE PROGRAMMING by the syndicator or distributor of such LICENSEE PROGRAMMING.

(d) HSN shall take such steps as may be necessary to cause episodes of the educational and informational programming for children ("Children's Programs") and public affairs programming ("Public Affairs Programs") presently carried by STATION, or equivalent programming mutually acceptable to HSN and STATION, to continue to be delivered to STATION. STATION may continue to broadcast such Children's Programs and Public Affairs Programs in the specific time periods during which they are presently being broadcast and may preempt the LICENSEE PROGRAMMING during such periods, but only such periods, for the purpose of broadcasting such programming.

6. STATION PROGRAM TIME. HSN will provide a minimum of two (2) minutes within each hour of the PROGRAM SERVICE, during HSN's regularly scheduled break time or such other time as determined by HSN in its sole discretion, for STATION to utilize as it may require for the broadcast of scheduled commercials, news, and public affairs programming. STATION shall not use such time for announcements that solicit a direct response in writing or by telephone.

7. PROGRAM DELIVERY. HSN will deliver the PROGRAM SERVICE at HSN's cost by means of one or more domestic communications satellites, for reception by STATION at STATION's satellite earth station. STATION shall be obligated to process and broadcast the PROGRAM SERVICE over STATION's facilities. HSN shall give STATION ninety (90) days' advance written notice of any proposed change of satellite transmission.

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8. COMPENSATION. Provided STATION has commenced broadcasting the PROGRAM SERVICE an affiliation payment shall be made to the STATION as provided in Schedule D attached hereto, provided, however, that (a) Station has not committed a material breach of this Agreement which remains uncured for a period of ten (10) days after written notice of such material breach by HSN to STATION, provided, further, no such cure period shall apply to breaches of Section 5, and (b) that neither Univision nor any affiliate of Univision is in material breach of the Pledge Agreement (as defined in the Applicable AT Note).

9. SERVICE MARKS. STATION hereby acknowledges that HSN owns the rights to the following trademarks, service marks and trade names: HSN, HOME SHOPPING, THE HOME SHOPPING NETWORK, HOME SHOPPING CLUB, AMERICA'S STORE and SPENDABLE KA$H (collectively the "trademarks"). STATION hereby acknowledges that the trademarks are the property of HSN and that use of said trademarks by STATION and any trademarks hereinafter developed by HSN and used by STATION shall inure to the benefit of HSN. STATION shall have the right to develop and distribute promotional materials incorporating such trademarks, provided, however, that any such promotional material (other than material obtained from HSN pursuant to this Agreement) shall clearly identify the trademarks as the property of HSN through the symbol "SM" or its legal equivalent and language identifying HSN as the owner thereof; and if requested by HSN, any use of the trademarks in specimens shall be submitted in representative form for HSN's prior written approval.

10. FAILURE OF PERFORMANCE. Neither STATION nor HSN shall incur any liability hereunder because of HSN's failure to deliver or STATION's failure to broadcast the LICENSEE PROGRAMMING due to labor disputes, satellite transmission problems, or other causes beyond the control of HSN or STATION.

11. CHANGES IN STATION FACILITIES. STATION shall within five (5) days of the filing of any application with the Federal Communications Commission notify HSN in writing of any change in its transmitter location, power, community of license, or frequency and will notify HSN in writing five (5) days prior to any change in hours of operation. STATION shall notify HSN in writing within 24 hours of any change in STATION'S operating power, transmitter or antenna and any cessation of STATION'S broadcast operations, whether voluntary or involuntary. In the event that HSN determines that such changes lessen in any material respect STATION's value as a network outlet, HSN shall have the right to terminate this Agreement with respect to STATION upon fourteen (14) days written notice to such STATION.

12. TRANSFER AND ASSIGNMENT. STATION shall not transfer or assign any of its rights or privileges under this Agreement without HSN's prior written consent. STATION shall notify HSN in writing within five (5) days of the filing of any application with the FCC seeking the FCC's consent to the transfer of control of STATION or the assignment of STATION's license. Except for transfers of control and assignments of licenses governed by Section 73.3540(f) of the FCC's current Rules and Regulations, HSN may terminate this Agreement as of the effective date of a transfer of control or assignment upon written notice to the other party. If HSN does not terminate this Agreement, STATION agrees that prior to the effective date of any such transfer of control or assignment, it shall procure and deliver to HSN, in a form satisfactory to HSN, the written agreement of the transferee or assignee to assume and perform this Agreement in its entirety without limitation of any kind.

13. LIMITATION ON USE OF THE PROGRAM SERVICE. STATION shall not authorize, cause, permit or enable anything to be done whereby the PROGRAM SERVICE provided pursuant to this Agreement may be used for any purpose other than broadcasting by STATION in the community to which it is licensed, which broadcast is intended for free over-the-air reception by the general public. STATION agrees that it will not tape, record or otherwise duplicate the PROGRAM SERVICE for rebroadcast as promotional material without first securing HSN's prior written consent thereto.

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14. LICENSES. STATION shall maintain such licenses and authorizations, including performing rights licenses as now are or hereafter may be in general use by television broadcasting stations and necessary for STATION's broadcast of the LICENSEE PROGRAMMING. HSN will clear at the source at no cost to STATION any music or other elements used on the PROGRAM SERVICE.

15. RIGHT OF PROGRAMMING REFUSAL. Nothing herein contained shall be construed to prevent or hinder STATION from rejecting or refusing such portions of the LICENSEE PROGRAMMING which STATION reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or from substituting, or requiring HSN to substitute, a program which in STATION's opinion is of greater local or national importance. STATION shall provide HSN with written notice of each such refusal, rejection or substitution, and the justification therefore, at least seventy-two (72) hours in advance of the scheduled telecast, or as soon thereafter as possible.

16. RIGHT TO ENTER INTO AGREEMENT. HSN and STATION each represent and warrant to the other that they have the authority to enter into this Agreement and that there are no restrictions, agreements or limitations on their ability to perform all their respective obligations thereunder.

17. ENTIRE CONTRACT; WAIVERS. No inducements, representations or warranties except as specifically set forth herein have been made by HSN or STATION. This Agreement constitutes the entire contract between the parties and no provision hereof shall be changed or modified except by a written agreement signed by HSN and STATION. No provision hereof may be waived unless such waiver is in writing and signed by the party against whom the waiver is asserted. No such waiver shall be deemed to be a waiver of any preceding or succeeding breach of the same or of any other provision.

18. INDEMNIFICATION. HSN shall indemnify, defend and hold STATION and its partners, affiliates and successors and the officers, directors, employees agents and representatives of any of the foregoing entities harmless against and from all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and costs) arising out of the PROGRAM SERVICE or STATION's broadcast of the PROGRAM SERVICE in accordance with this Agreement, including, without limitation, any claims, charges, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and costs) relating to infringement or any violation of third party rights or any violation of the advertising standards and practices of the STATION, provided that STATION promptly notifies HSN of any claim or litigation to which this indemnity shall apply, and cooperates fully with HSN, at HSN's expense, in the defense or settlement of such claim or litigation, provided that failure to so promptly notify shall not adversely affect a person or entity's right to indemnification unless (and then only to the extent that such failure has) materially prejudiced HSN. STATION shall indemnify, defend and hold HSN harmless from all claims, damages, liabilities, costs and expenses arising out of any actions by STATION related to STATION programming operations for which STATION is responsible hereunder and any actions by STATION unrelated to this Agreement.

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19. NOTICE. Any notice required to be given hereunder shall be in writing and sent via certified United States mail to the appropriate party at the following address, or such other address as may be given by notice hereunder, or by delivering to such party in person at such address:

TO HSN:	HSN LP Attn: Affiliate Sales 1 HSN Drive St. Petersburg, FL 33729
With a copy (which shall not constitute notice) to:	Legal Department Home Shopping Network 1 HSN Drive St Petersburg, FL 33729
TO STATION:
With a copy (which shall not constitute notice) to:

Where notice is sent by United States mail under this Agreement, it shall be effective three days after the date of mailing, and, if delivered in person, such notice shall be effective when so delivered.

20. GOVERNING LAW. The obligations of STATION and HSN are subject to applicable federal, state, and local law, rules and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC; and this Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with and all questions with respect hereto shall be determined by, the laws of the State of Delaware.

21. TERMINATION OF AGREEMENT. Upon termination of this Agreement in accordance with the terms hereof, the consent granted to broadcast the PROGRAM SERVICE shall be deemed immediately withdrawn and STATION shall have no further rights of any nature whatsoever in such programs.

22. TERMINATION OF PRIOR AGREEMENT. Home Shopping Club, Inc. and STATION hereby agree that the Television Affiliation Agreement between STATION and Home Shopping Club, Inc. dated as of December 28, 1992, as amended (the "Prior Affiliation Agreement"), is hereby terminated as of the date of this Agreement and the terms of such Prior Affiliation Agreement are of no further force or effect as of such termination.

23. HEADINGS. The headings of the sections of this Agreement are for convenience only and shall not in any way affect the interpretation thereof.

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AGREED TO:

UNIVISION OF , INC.	HSN L.P., including as successor-in-interest to Home Shopping Club, Inc. for purposes of acknowledging and agreeing to Section 25 hereof
By: [ ], its General Partner
By:	By:
Name:	Name:
Title:	Title:
UNIVISION PARTNERSHIP agreeing OF	HOME SHOPPING NETWORK, INC., solely for purposes of acknowledging and to Section 25 hereof
By: USA STATION GROUP, INC. its general managing partner	By: Name: Title:
By: Name: Title:

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SCHEDULE A

    STATION agrees to air the PROGRAM SERVICE up to 168 hours per week as determined by HSN. This schedule may be amended from time to time by mutual written agreement between HSN and STATION.

    STATION agrees to air a minimum of ten promos per week to be supplied by HSN for every week STATION airs the PROGRAM SERVICE.

      Initials                                Initials

SCHEDULE B

Applicable AT Note

SCHEDULE C

Standards and Practices

SCHEDULE D

COMPENSATION

    Subject to the terms of the Agreement, including without limitation Section 8, STATION shall be reimbursed each month during the term of this Agreement in the amount of (a) either (i) $[insert amount for STATION as provided on Attachment E] per month (or applicable portion thereof), provided, however, that to the extent the Reimbursable Expenses (as defined below) for the STATION during the term of this Agreement exceed the amount of payments made by HSN to STATION in accordance with this Section (a)(i), then HSN shall reimburse STATION for any such amount promptly upon HSN's receipt of an itemized statement certified by the chief financial officer of STATION as being true and correct that sets forth all of the Reimbursable Expenses (excluding any expenses to which Buyer is entitled to be reimbursed pursuant to the Stock Purchase Agreement) incurred by STATION during the term, or (ii) at STATION'S election, the operating expenses of STATION for such month as are set forth on a monthly itemized statement certified by the chief financial officer of STATION as being true and correct that is provided to HSN by STATION to the extent such operating expenses constitute Reimbursable Expenses. "Reimbursable Expenses" shall mean operating expenses that are necessary to perform obligations hereunder and are incurred by STATION after the applicable AT Transfer Closing (as defined in the Stock Purchase Agreement) in the ordinary course of business consistent with past practices of USAB and in material compliance with all FCC Licenses (as defined in the Stock Purchase Agreement); and (b) all capital expenditures of STATION (other than capital expenditures permitted under Section 4.7 of the Stock Purchase Agreement) reasonably required to be incurred during the applicable time period in order to maintain the equipment of the STATION in working order (ordinary wear and tear excepted) as necessary to conduct the STATION in the ordinary course of business and in material compliance with all FCC Licenses for the STATION; provided, however, that HSN shall have the right to approve any such capital expenditures of STATION in excess of One Thousand Dollars ($1,000) per month, such consent not to be unreasonably withheld, conditioned or delayed.

    STATION shall only be compensated for expenses incurred in connection with those days STATION is operated at full FCC authorized power, and broadcasts a picture and sound quality that complies with FCC and broadcast engineering standards, provided STATION shall be compensated to the extent that (a) any failure of picture and sound quality to comply with FCC and broadcast engineering standards results from a failure by HSN to provide a quality transmission feed or (b) any failure by STATION to operate at full FCC authorized power results from any labor disputes, satellite transmission problems, or other causes beyond the control of STATION.

      Initials                                Initials

ATTACHMENT E

Station	Monthly Compensation Payment	Termination Date
Chicago	$71,264	January 14, 2002, 12:01 a.m. local time
Houston	$64,301	January 14, 2002, 12:01 a.m. local time
Boston	$56,681	January 14, 2002, 12:01 a.m. local time
New York	$215,631	October 1, 2001, 12:01 a.m. local time
Cleveland	$57,822	January 14, 2002, 12:01 a.m. local time
Philadelphia	$76,728	January 14, 2002, 12:01 a.m. local time
Los Angeles	$94,097	January 14, 2002, 12:01 a.m. local time
Tampa	$67,609	January 14, 2002, 12:01 a.m. local time
Orlando	$29,147	January 14, 2002, 12:01 a.m. local time

EXHIBIT E

AT Note

PROMISSORY NOTE

$	, 2001

    FOR VALUE RECEIVED, [SPE], a Delaware corporation whose principal office is located at 1999 Avenue of the Stars, Los Angeles, California 90067 (the "Maker"), promises to pay to the order of USA Broadcasting, Inc., a Delaware corporation (the "Holder"), at 152 West 57th Street, 42nd Floor, New York, New York 10019, or at such other place as the Holder of this Note may from time to time designate, on [September 28, 2001 / January 11, 2002] (the "Maturity Date"), the principal amount of              DOLLARS ($            ), without interest. All payments hereunder shall be made in lawful money of the United States of America, without offset. The unpaid principal amount of this Note may not be prepaid.

    This Note evidences the obligation of the Maker to pay the Holder as described in Section 1.5(a)(iv)(B) of the Stock Purchase Agreement dated as of January 17, 2001, between Univision Communications Inc. ("Univision") and the Holder as amended by the First Amendment to Stock Purchase Agreement dated May 9, 2001 and by the Second Amendment to Stock Purchase Agreement dated June 7, 2001 (collectively, the "Purchase Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

    Pursuant to the terms of a Pledge Agreement (the "Pledge Agreement") of even date herewith by and among the Maker, Univision, Univision Station Group of             , Inc., Univision Station Group Partnership of             , [Station GP Interest LLC] and the Holder, the Maker's obligations under this Note are secured by a first priority perfected security interest granted to the Holder in and to certain Pledged Collateral (as defined in the Pledge Agreement). None of the references to the Purchase Agreement or the Pledge Agreement nor any provision thereof (other than the second sentence of Section 1.4(d) and the penultimate sentence of Section 1.5(d) of the Purchase Agreement) shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof when due.

    The occurrence of any "Event of Default" under the Pledge Agreement shall constitute an event of default ("Event of Default") hereunder. Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided for in the Pledge Agreement and/or by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

    In the event that the principal amount hereof or any other sum due hereunder is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby shall, from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the rate of thirteen percent (13%) per annum, which rate, if applicable, shall commence, without notice, immediately upon the date when said payment was due and payable.

    The Maker promises to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or in the protection or realization of any collateral now or hereafter given as security for the repayment hereof (including without limitation the security provided under the Pledge Agreement).

    Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

    The Maker hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of the Maker, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Maker. The pleading of any statute of limitations as a defense to any demand against the Maker is expressly waived.

    No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder, or under any other agreement given as security for this Note or pertaining hereto, shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    This Note and all agreements between the Maker and the Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive interest, or anything which might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be promptly refunded to the Maker. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Maker to the Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between the Maker and the Holder.

    Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns.

    THIS NOTE, THE RIGHTS AND OBLIGATIONS OF THE MAKER HEREUNDER, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE MAKER ARISING OUT OF OR RELATING TO THIS NOTE, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS NOTE, THE MAKER FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

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      (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

      (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

      (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE MAKER AT ITS ADDRESS SET FORTH ABOVE;

      (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE MAKER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

      (V) AGREES THAT THE HOLDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE MAKER IN THE COURTS OF ANY OTHER JURISDICTION; AND

      (VI) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

    THE MAKER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Note, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Maker acknowledges that this waiver is a material inducement to the Holder to enter into a business relationship, that the Holder already relied on this waiver in accepting this Note and that the Holder will continue to rely on this waiver in its related future dealings with the Maker. The Maker further warrants and represents that it has reviewed this waiver with its legal counsel, and that knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A WRITTEN WAIVER BY THE HOLDER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY THE HOLDER), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

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    IN WITNESS WHEREOF, the undersigned has duly executed this PROMISSORY NOTE, or has caused this PROMISSORY NOTE to be duly executed on its behalf, as of the day and year first hereinabove set forth.

[SPE]
By: Name: Title:

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EXHIBIT F

Pledge Agreement

PLEDGE AGREEMENT

    THIS PLEDGE AGREEMENT (this "Agreement") is dated as of             , 2001 and entered into by and among [SPE], a Delaware corporation ("Pledgor"), Univision Communications Inc., a Delaware corporation ("Univision"), Univision Station Group of             , Inc., a Delaware corporation (the "Company"), Univision Partnership of , a Delaware general partnership and licensee of Television Station (                                                             ) (the "Partnership"), [Station GP Interest LLC], a Delaware limited liability company (the "LLC") and USA Broadcasting, Inc., a Delaware corporation ("Secured Party"). All capitalized terms used herein and not otherwise defined shall be given the meanings ascribed such terms in the Stock Purchase Agreement by and between Univision and Secured Party dated as of January 17, 2001, as amended by that certain First Amendment to Stock Purchase Agreement dated as of May 9, 2001 and by that certain Second Amendment to Stock Purchase Agreement dated as of June 7, 2001 (and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Stock Purchase Agreement").

PRELIMINARY STATEMENTS

    A.  On the date of the AT Transfer Closing (the "Closing"), Pledgor (a wholly-owned subsidiary of Univision) is acquiring from Secured Party (or a direct or indirect wholly-owned subsidiary of Secured Party) all the issued and outstanding shares of capital stock of the Company which owns the following: (i) a one hundred percent (100%) membership interest in the LLC, which LLC owns a one percent (1%) general partner interest in the Partnership and (ii) a ninety-nine percent (99%) interest in the Partnership.

    B.  Pursuant to Section 1.5 of the Stock Purchase Agreement, Pledgor has issued an AT Note in the principal amount of $             at the Closing (the "Secured Amount") which is due and payable upon the Maturity Date (as defined in the AT Note).

    C.  It is a condition precedent to Secured Party's acceptance of the AT Notes that Pledgor, Univision, the Company, the Partnership and the LLC shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

    NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to defer the payment of the Secured Amount at Closing and to transfer the capital stock of the Company to Pledgor at Closing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Univision, the Company, the Partnership and the LLC hereby agree with Secured Party as follows:

SECTION 1.  DEFINITIONS.  For the purposes of this Agreement:

    1.1 "Closing" has the meaning set forth in the preliminary statements.

    1.2 "Company" has the meaning set forth in the first paragraph.

    1.3 "Event of Default" means:

      (a) Pledgor shall fail to pay, when due, the Secured Obligations, or the failure to pay, when due, any of the AT Notes;

      (b) any of the representations or warranties made by Pledgor, Univision, the Company, the Partnership or the LLC in this Agreement or any Related Document shall prove to have been incorrect or misleading in any material respect on or as of each date made or deemed made;

      (c) the failure of Pledgor, Univision, the Company, the Partnership or the LLC in any material respect to observe, satisfy or perform any of the terms, covenants or agreements contained in this Agreement or any Related Document;

      (d) the failure of Pledgor, the Company, the Partnership or the LLC generally to pay its debts as such debts become due, the admission by Pledgor, the Company, the Partnership or the LLC in writing of its inability to pay its debts as such debts become due, or the making by Pledgor, the Company, the Partnership or the LLC of any general assignment for the benefit of creditors;

      (e) the commencement by Pledgor, the Company, the Partnership or the LLC of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts, under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

      (f)  the commencement of any case, proceeding, or other action against Pledgor, the Company, the Partnership or the LLC seeking to have any order for relief entered against any of them as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Pledgor, the Company, the Partnership or the LLC or for all or any substantial part of any of their property, and (i) Pledgor, the Company, the Partnership or the LLC shall, by any act or omission, indicate consent to, approval of, or acquiescence in such case, proceeding, or action, (ii) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within fifteen (15) days after the entry thereof, or (iii) such case, proceeding, or action remains undismissed for a period of thirty (30) days or more or is dismissed or suspended only pursuant to Section 305 of the United States Bankruptcy Code or any corresponding provision of any future United States bankruptcy law;

      (g) any FCC License owned or held by the Company or the Partnership or any other FCC license required for the lawful ownership, lease, control, use, operation, management or maintenance of any broadcast station or other broadcasting property of the Company or the Partnership shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof, the result of which would have a Material Adverse Effect; or any such FCC License, the loss of which would have a Material Adverse Effect, shall no longer be in full force and effect; or the grant of any such FCC License, the loss of which would have a Material Adverse Effect, or the grant of any FCC License shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or any administrative law judge of the FCC shall have issued an initial decision in any non-comparative license renewal, license revocation or any comparative (multiple applicant) proceeding to the effect that any such FCC License, the loss of which would have a Material Adverse Effect, should be revoked or not be renewed; or any other proceeding shall have been instituted by or shall have been commenced before any court, the FCC or any other regulatory body that more likely than not will result in such cancellation, termination, rescission, revocation, impairment or suspension of any such FCC License or result in such modification of any such FCC License that would more likely than not have a Material Adverse Effect; or the FCC shall deny any ancillary application if the denial of such ancillary application would more likely than not have a Material Adverse Effect; or

      (h) the unenforceability of Secured Party's security interest in the Pledged Collateral with the priority set forth herein for any reason whatsoever.

    1.4 "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than three months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, and (e) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

    1.5 "Investment" means (a) any direct or indirect purchase or other acquisition by the Company or the Partnership of, or of a beneficial interest in, any Securities of any other Person (including any subsidiary) and (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or the Partnership to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

    1.6 "LLC" has the meaning set forth in the first paragraph.

    1.7 "Material Adverse Effect" means a material adverse effect upon the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company, the Partnership or the LLC.

    1.8 "Partnership" has the meaning set forth in the first paragraph.

    1.9 "Pledged Collateral" means:

      (a) all shares of stock owned by Pledgor in the Company, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by Pledgor, including those owned on the date hereof and described in Schedule I, and the certificates or other instruments representing any of the foregoing and any interest of Pledgor in the entries on the books of any securities intermediary pertaining thereto (the "Pledged Shares"), and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, right to vote or manage the business of the Company pursuant to organizational documents governing the rights and obligations of the stockholders, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

      (b) all partnership interests owned by the Company and the LLC in the Partnership, including all rights to purchase or otherwise acquire any such interests, now or hereafter owned by Pledgor, including those owned on the date hereof and disclosed in Schedule I (the "Pledged Partnership Interest"), and any instruments representing any of the foregoing, and all distributions, returns of capital, cash, rights, instruments, right to vote or manage the business of the Partnership pursuant to organizational documents governing the rights and obligations of the partners, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Partnership Interest;

      (c) to the extent not covered by clause (a) or (b) above, all proceeds of any or all of the foregoing is Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

    1.10  "Pledged Partnership Interest" has the meaning set forth in Section 1.9(b).

    1.11  "Pledged Shares" has the meaning set forth in Section 1.9(a).

    1.12  "Pledgor" has the meaning set forth in the first paragraph.

    1.13  "Related Document" means each of the Stock Purchase Agreement or any other document, instrument, agreement or certificate executed or delivered in connection with this Agreement or the Stock Purchase Agreement, including, but not limited to, any AT Affiliation Agreement, any AT Note, and any Pledge Agreement.

    1.14  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

    1.15  "Secured Amount" has the meaning set forth in the preliminary statements.

    1.16  "Secured Party" has the meaning set forth in the first paragraph.

    1.17  "Secured Obligations" has the meaning set forth in Section 2.

    1.18  "Securities Act" has the meaning set forth in Section 5.3.

    1.19  "Stock Purchase Agreement" has the meaning set forth in the first paragraph.

    1.20  "UCC" has the meaning set forth in Section 5.1.

    1.21  "Univision" has the meaning set forth in the first paragraph.

SECTION 2.  PLEDGE OF SECURITY.

    As security for the due and punctual payment in full and performance by Pledgor of all its obligations and liabilities to pay the Secured Amount under the AT Note (all such obligations of Pledgor being the "Secured Obligations"), Pledgor, the Company and the LLC, as applicable, hereby pledge and assign to Secured Party, for the benefit of Secured Party, and hereby grant to Secured Party, for the benefit of Secured Party, a first priority security interest in the Pledged Collateral and the proceeds thereof.

SECTION 3.  DELIVERY OF PLEDGED COLLATERAL.

    Simultaneously with the execution of this Agreement, Pledgor is delivering all certificates or instruments representing or evidencing the Pledged Shares to be held by or on behalf of Secured Party pursuant hereto, in suitable form for transfer by delivery or, as applicable, accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, together with any other documents necessary to cause Secured Party to have a good, valid and perfected first pledge of, lien on and security interest in the Pledged Shares, free and clear of all Encumbrances. Simultaneously with the execution of this Agreement, the Company and the LLC are delivering duly executed financing statements for the Pledged Partnership Interest, which when filed in the proper jurisdiction, shall cause Secured Party to have a good, valid and perfected pledge of, lien on and security interest in the Pledged Partnership Interest, free and clear of all Encumbrances. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Shares or Pledged Partnership Interest. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations. Secured Party hereby confirms receipt of certificates representing the

Pledged Shares and agrees to hold the Pledged Shares and Pledged Partnership Interest in accordance with the terms of this Agreement.

SECTION 4.  VOTING RIGHTS.

    4.1 So long as no Event of Default shall have occurred and be continuing, Pledgor, the Company and the LLC shall be entitled to exercise, any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

    4.2 Upon the occurrence and during the continuation of an Event of Default, upon written notice from Secured Party to Pledgor, all rights of Pledgor, the Company and the LLC to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 4.1 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

    4.3 In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 4.2:

      (a) Pledgor, the Company or the LLC shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, and other instruments as Secured Party may from time to time reasonably request; and

      (b) without limiting the effect of Section 4.3(a), (i) Pledgor hereby grants to Secured Party an irrevocable proxy to the extent permitted by law to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations and (ii) the Company and the LLC, as applicable, hereby grant to Secured Party an irrevocable proxy to the extent permitted by law to vote the Pledged Partnership Interest and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Partnership Interest would be entitled (including, without limitation, giving or withholding written consents of partners, calling special meetings of partners and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action by any other Person, upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 5.  REMEDIES UPON DEFAULT.

    5.1 If any Event of Default shall have occurred and be continuing:

      (a) Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in the applicable jurisdiction (the "UCC") (whether or not the UCC applies to the affected Pledged Collateral),

      (b) Secured Party may apply any cash held by the Secured Party hereunder in the manner provided in Section 12, and

      (c) Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.

    5.2 Secured Party may be the purchaser of any or all of the Pledged Collateral at any sale pursuant to Section 5.1(c) and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind. Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

    5.3 Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

    5.4 If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall, and shall cause the Company and the LLC to, furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Pledgor also hereby acknowledges that any private sale of the Pledged Collateral may be subject to compliance with federal and state securities laws.

    5.5 Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. On any sale of the Pledged Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer of court.

    5.6 Notwithstanding anything to the contrary set forth in this Agreement, Secured Party, agrees that to the extent prior FCC approval is required pursuant to the Communications Act (or the prior approval of any Governmental Entity is required under applicable law) for (a) the operation and effectiveness of any grant, right or remedy, or the loss of any voting or consent right, hereunder, or (b) taking any action that may be taken by Secured Party hereunder, such grant, right, remedy, loss of right, or action will be subject to such prior FCC approval or, to the extent applicable, Governmental Entity approval having been obtained by or in favor of Secured Party (and Pledgor and Univision will use, and will cause Pledgor, the Company, the Partnership or the LLC, to use, as applicable, their respective best efforts to obtain any such approval as promptly as possible). Pledgor and Univision each agrees that, upon and during the continuance of an Event of Default and at Secured Party's request, Pledgor and Univision will, and will cause Pledgor, the Company, the Partnership or the LLC, as applicable, to, immediately file, or cause to be filed, such applications for approval and shall take all other and further actions required by the Secured Party to obtain such governmental authorizations as are necessary to transfer ownership and control to Secured Party, or its successors or assigns, of the Pledged Collateral. To enforce the provisions of this Section 5.6, Secured Party is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC and, to the extent applicable, any Governmental Entity, an involuntary transfer of control of any of the Company's or the Partnership's FCC Licenses for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Pledgor and Univision each hereby agrees to authorize, and to cause Pledgor, the Company, the Partnership and the LLC, as applicable, to authorize, such an involuntary transfer of control upon the request of the receiver so appointed and, if Pledgor or Univision shall refuse to authorize or cause Pledgor, the Company, the Partnership and the LLC, as the case may be, so to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Pledgor and Univision each shall further use their respective best efforts, and shall cause Pledgor, the Company, the Partnership and the LLC, as applicable, to use their respective best efforts, to assist in obtaining approval of the FCC, if required, or, to the extent applicable, any Governmental Entity, if required, for any action or transactions contemplated by this Agreement, including, without limitation, preparation, execution and filing with the FCC and, to the extent applicable, any Governmental Entity of the assignor's or transferor's portion of any application or applications for consent to the assignment of any of the Company's or the Partnership's FCC Licenses or transfer of control necessary or appropriate under the FCC's Rules or the rules and regulations of any applicable Governmental Entity for approval of the transfer or assignment of any portion of the Pledged Collateral, together with any of the Company's or the Partnership's FCC Licenses or other authorization. Pledgor and Univision each acknowledges that the assignment or transfer of any interest in the Company's and the Partnership's FCC Licenses acquired hereunder is integral to the Secured Party's realization of the value of the Pledged Collateral, that there is no adequate remedy at law for failure by Pledgor or Univision to comply with the provisions of this Section 5.6 and that such failure would not be adequately compensable in damages, and therefore agree that the agreements contained in this Section 5.6 may be specifically enforced.

    Notwithstanding anything to the contrary contained in this Agreement or any Related Documents, Secured Party shall not, without first obtaining the approval of the FCC and, to the extent applicable, any Governmental Entity, take any action pursuant to this Agreement which would constitute or result in any acquisition or transfer of ownership of the Pledgor or Univision or their respective assets, assignment of any of the Company's or the Partnership's FCC Licenses or any change of control of Pledgor or Univision or any other Person if such assignment, acquisition, transfer or change in control would require, under then existing law (including FCC Rules), the prior approval of the FCC or any Governmental Entity.

    Secured Party acknowledges that after the occurrence of an Event of Default, all requisite consents of the FCC and any applicable Governmental Entity must be obtained prior to the exercise by Secured Party and/or a purchaser, at a public or private sale, or any rights as an equity holder in the Pledged Collateral.

    5.7 It is expressly understood and agreed by Pledgor that Secured Party may exercise its rights under the Stock Purchase Agreement or any Related Document providing security for the Secured Obligations or otherwise without exercising its rights or affecting the security provided hereunder, and it is further understood and agreed by Pledgor that Secured Party may proceed against all or any portion or portions of the Pledged Collateral and all other collateral securing the Secured Obligations in such order and at such time as Secured Party, in its sole discretion, sees fit; and Pledgor each hereby expressly waives any rights under the doctrine of marshalling of assets.

    5.8 Compliance with the procedures in this Section 5 shall result in a sale or disposition of the Pledged Collateral pursuant to Section 5.1(c) being considered or deemed to have been made in a commercially reasonable manner.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

    6.1 Pledgor represents and warrants as follows:

      (a)  Organization and Powers.  Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Pledgor has all requisite corporate power and authority to own the Pledged Collateral and to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

      (b)  No Conflict.  The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Pledgor, the certificate of incorporation or by-laws of Pledgor, as the case may be, or any order, judgment or decree of any court or other agency of government binding on Pledgor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Pledgor or result in or require the acceleration of any of their respective indebtedness pursuant to any agreement, indenture or other instrument to which Pledgor is a party or by which Pledgor or any of their respective properties may be bound or affected, (iii) conflict with or violate any judgment, decree, order, law, statute, ordinance, license or other governmental rule or regulation applicable to Pledgor, (iv) result in or require the creation or imposition of any Encumbrance upon the Pledged Collateral (other than those created in favor of Secured Party hereunder), or (v) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Pledgor.

      (c)  Due Authorization; Binding Obligation.  The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary actions on the part of Pledgor (none of which actions have been modified or rescinded and all of which actions are in full force and effect). This Agreement has been duly executed and delivered by Pledgor and is the legally valid and binding obligation of Pledgor enforceable against each of them in accordance with its respective terms.

      (d)  Office Locations.  The principal place of business and the chief executive office of Pledgor, and the office where Pledgor keeps its books and records, is, as of the date hereof, located at the location set forth on Schedule 6.1(d).

      (e)  Financing Statements.  Pledgor has not signed any financing statement, security agreement or other Encumbrance instrument covering all or any part of the Pledged Collateral, except as may have been filed in favor of Secured Party pursuant to this Agreement.

      (f)  Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body (except, to the extent applicable, the FCC) or any third party is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally and except as required by the Communications Act), or (iv) the perfection and maintenance of the pledge and security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing statements under the UCC with respect to the Pledged Partnership Interest, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 3 with respect to Pledged Shares, which actions have been taken and are in full force and effect.

      (g)  Perfection.  All filings and other actions necessary or desirable to perfect and protect the security interests in the Pledged Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of Secured Party a valid and, together with such filings and other actions, perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

      (h)  Other Information.  All information hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

      (i)  No Adverse Actions.  There is no action, claim, suit, proceeding or investigation pending, or to the knowledge of Pledgor, threatened or reasonably anticipated, against or affecting Pledgor, this Agreement, or the transactions contemplated hereby, before or by any court, arbitrator or Governmental Entity which might adversely affect Pledgor's ability to perform its obligations under this Agreement or might materially adversely affect the value of the Pledged Collateral.

      (j)  Formation of Pledgor.  Pledgor has been formed for the sole purpose of acquiring the Stock. Other than the Stock, and the issued and outstanding shares of the capital stock of any other AT Subsidiary, Pledgor has no other assets, and other than the AT Notes. Pledgor has no other Indebtedness. Univision owns all of the issued and outstanding capital stock of Pledgor.

SECTION 7.  AFFIRMATIVE COVENANTS OF PLEDGOR AND UNIVISION.

    7.1 Each of Pledgor and Univision covenants and agrees that, so long as this Agreement shall remain in effect, and until payment in full of the Secured Obligations, Pledgor shall, and Univision shall cause Pledgor to:

      (a) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Company, and any and all additional interests of the Partnership;

      (b) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral;

      (c) pay all debts and perform all obligations promptly and in accordance with the terms thereof, and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment; provided, further, that Univision shall have no obligation or liability for the payment of any AT Note and shall not be deemed to be a direct or indirect obligor or guarantor of any such debts, obligations, taxes, assessments and governmental charges or levies, and claims against the Pledged Collateral as a result of this Section 7.1(c);

      (d) preserve and maintain its existence in good standing;

      (e) comply with the requirements of all applicable laws, rules, regulations and orders of all applicable governmental authorities, a breach of which might materially adversely affect the value of the Pledged Collateral; and

      (f)  give reasonably prompt written notice to Secured Party after learning of:

    (i)
    any action, suit, or proceeding instituted or threatened against Pledgor, in any federal, state or foreign court or before or by any commission or other regulatory body (federal, state, or local, domestic or foreign), an adverse determination in which may reasonably be expected to lead to or to result in a material adverse effect upon the value of the Pledged Collateral;

    (ii)
    the filing, recording or assessment of any federal, state, local or foreign tax Encumbrance against Pledgor, an adverse determination in which may lead to or result in a material adverse effect upon the value of the Pledged Collateral;

    (iii)
    the occurrence of any Event of Default or event which, with the passage of time or giving of notice would constitute an Event of Default, hereunder;

    (iv)
    a default or assertion of a default under any other agreement, instrument or indenture to which Pledgor is a party or by which Pledgor or the Pledged Collateral may be bound or subject, or any other action, event or condition of any nature against or affecting Pledgor, which may reasonably be expected to lead to or result in a material adverse effect upon the value of the Pledged Collateral;

    (v)
    any Encumbrance that has attached to or been made or asserted against any of the Pledged Collateral; or

    (vi)
    any material change in any of the Pledged Collateral.

    7.2 Each of Pledgor, Univision, the Company and the Partnership covenants and agrees that, so long as this Agreement shall remain in effect, and until payment in full of the Secured Obligations, the Company and Partnership shall, and Univision and Pledgor shall cause the Company, the Partnership and the LLC to:

      (a) preserve and maintain their respective existences in good standing, and their respective licenses (including, without limitation, their FCC licenses), approvals, privileges and franchises in full force and effect as may be necessary to own, acquire or dispose of their respective properties, to conduct their respective businesses, or to comply with the construction, operating and reporting requirements of the FCC or any other Governmental Entity applicable to their respective businesses;

      (b) comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the FCC Rules and environmental Laws;

      (c) pay all taxes, assessments and other governmental charges imposed upon the Company, the Partnership or the LLC or any of their respective properties or assets or in respect of any of their income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become an Encumbrance upon any of their properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become an Encumbrance against any of the properties or assets of the Company, the Partnership or the LLC, such proceedings conclusively operate to stay the sale of any portion of the properties or assets of the Company, the Partnership or the LLC to satisfy such charge or claim;

      (d) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business (including all intellectual property) of the Company, the Partnership and the LLC and from time to time cause all appropriate repairs, renewals and replacements thereof to be made;

      (e) so long as no Event of Default exists, promptly and diligently apply any net insurance or condemnation proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such proceeds were received, and if an Event of Default exists, promptly and diligently apply any net insurance or condemnation proceeds to pay the Secured Obligations;

      (f)  permit any authorized representatives designated by any Secured Party to visit and inspect any of the properties of the Company, the Partnership or the LLC, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Company, the Partnership or the LLC may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested;

      (g) provide, with reasonable promptness, the following to Secured Party:

    (i)
    after any material contract of the Company, the Partnership or the LLC is terminated or amended in a manner that is materially adverse to the Company, the Partnership or the LLC, as the case may be, or any new material contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

    (ii)
    such other information and data with respect to the Company, the Partnership or the LLC as from time to time may be reasonably requested by Secured Party; and

      (h) give reasonably prompt written notice to Secured Party after learning of:

    (i)
    any action, suit, or proceeding instituted or threatened against the Company, the Partnership or the LLC in any federal, state or foreign court or before or by any commission or other regulatory body (federal, state, or local, domestic or foreign), an adverse determination in which may reasonably be expected to lead to or to result in a Material Adverse Effect;

    (ii)
    the filing, recording or assessment of any federal, state, local or foreign tax Encumbrance against the Company, the Partnership or the LLC, an adverse determination in which may lead to or result in a Material Adverse Effect;

    (iii)
    a default or assertion of a default under any other agreement, instrument or indenture to which the Company, the Partnership or the LLC is a party or by which the Company, the Partnership or the LLC or any of their respective businesses, properties or assets may be bound or subject, or any other action, event or condition of any nature against or affecting the Company, the Partnership or the LLC, which may reasonably be expected to lead to or result in a Material Adverse Effect;

    (iv)
    any Encumbrance that has attached to or been made or asserted against any of their respective businesses, properties or assets;

    (v)
    any material change in any of their respective businesses, properties or assets; and

    (vi)
    any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material adverse modification of any FCC Licenses held by the Company, the Partnership or the LLC, any notice of default or forfeiture with respect to any such FCC License, any refusal by any Governmental Entity (including the FCC) to renew or extend any such FCC License, any notice from the FCC that the FCC is initiating a reconsideration of the grant of any FCC consent, or any denial by the FCC of any FCC applications filed by the Company, the Partnership or the LLC to the extent such denial may have a reasonable possibility of having a Material Adverse Effect.

    7.3 Each of Pledgor, the Company, the Partnership and the LLC agrees that from time to time, at their expense,

      (a) Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral. Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor. Pledgor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

      (b) Subject to Section 5.6, at the request of Secured Party, each of the Company, the Partnership and the LLC shall, and Pledgor shall cause the Company, the Partnership and the LLC to, grant a first priority perfected security interest and pledge all of the assets of the Company, the Partnership and the LLC to further secure the Secured Obligations provided, however, the Partnership shall not be required to grant a security interest in any FCC License so long as the grant of such a security interest would violate FCC Rules. Upon such request, each of Pledgor, the Company, the Partnership and the LLC will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to pledge all of the assets of the Company, the Partnership and the LLC to further secure the Secured Obligations. Without limiting the generality of the foregoing, the Company, the Partnership and the LLC will and Pledgor shall cause the Company, the Partnership and the LLC to: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect the Company's and the Partnership's title to or Secured Party's security interest in all or any part of the assets of the Company, the Partnership and the LLC to further secure the Secured Obligations. The Company, the Partnership and the LLC hereby authorize Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the assets of the Company, the Partnership and the LLC to further secure the Secured Obligations without the signature of either of them. The Company and the Partnership agree that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by either of them shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

    7.4 Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 7.1(a), promptly (and in any event within five (5) business days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Amendment to Secured Party, the representations and warranties contained in Section 6 hereof shall be deemed to have been made by Pledgor as to the Pledged Collateral described in such Pledge Amendment. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

SECTION 8.  NEGATIVE COVENANTS OF PLEDGOR AND UNIVISION.

    8.1 Each of Pledgor and Univision covenants and agrees that, so long as this Agreement shall remain in effect, and until payment in full of the Secured Obligations, Pledgor shall not and Univision shall not permit Pledgor to:

      (a) merge, consolidate, admit new partners, dissolve or sell, transfer, assign or otherwise convey any of its respective rights or assets;

      (b) directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than the AT Notes;

      (c) except as provided in this Agreement or any Related Document, directly or indirectly, create, incur, assume or permit to exist any Encumbrance on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Pledgor, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Encumbrance with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute;

      (d) directly or indirectly enter into any agreement, contract, plans, leases, instruments, arrangements, licenses or commitments;

      (e) directly or indirectly, make or own any Investment in any Person, including any joint venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person, or enter into any time brokerage, local marketing or joint operating agreement except investments in cash or cash equivalents;

      (f)  alter the corporate, capital or legal structure of Pledgor, create or acquire any subsidiary (other than an AT Subsidiary), or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired;

      (g) directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired;

      (h) declare or pay any dividend or other distribution on any capital stock of Pledgor, or redeem or exchange any capital stock of Pledgor;

      (i)  engage in any business other than holding the Stock of the Company and the Stock of any other AT Subsidiary;

      (j)  change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Pledgor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or appropriate by Secured Party to protect its Encumbrances and the perfection and priority thereof; or

      (k) change its principal place of business or chief executive office unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or appropriate by Secured Party to cause its security interest in the Pledged Collateral to be perfected with the priority required by this Agreement.

    8.2 Each of Pledgor, Univision, the Company, the Partnership and the LLC covenants and agrees that, so long as this Agreement shall remain in effect, and until payment in full of the Secured Obligations, each of the Company and the Partnership shall not, and Pledgor and Univision shall not permit the Company, the Partnership or the LLC to, and Pledgor and Univision shall affirmatively cause the Company, the Partnership and the LLC not to:

      (a) merge, consolidate, admit new partners or members, dissolve or sell, transfer, assign or otherwise convey any of their respective rights or assets, including the Company's and the LLC's interest in the Partnership, and the Partnership's FCC Licenses;

      (b) issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by the Company, except to Pledgor;

      (c) issue any partnership interests in addition to or in substitution for the Pledged Partnership Interest issued by the Partnership, except to Pledgor;

      (d) issue any membership interests in addition to or in substitution for the membership interest issued by the LLC to the Company;

      (e) directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness;

      (f)  except as provided in this Agreement or any Related Document, directly or indirectly, create, incur, assume or permit to exist any Encumbrance on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company, the Partnership or the LLC, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Encumbrance with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute;

      (g) directly or indirectly enter into any agreement, contract, plans, leases, instruments, arrangements, licenses or commitments other than as are consistent with the AT Affiliation Agreements;

      (h) directly or indirectly, make or own any Investment in any Person, including any joint venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person, or enter into any time brokerage, local marketing or joint operating agreement except investments in cash or cash equivalents;

      (i)  alter the corporate, capital or legal structure of the Company, the Partnership or the LLC, create or acquire any subsidiary, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired;

      (j)  make or incur capital expenditures other than (i) such capital expenditures as are consistent with the AT Affiliation Agreements and (ii) such capital expenditures made to satisfy obligations assumed by Pledgor or Univision in accordance with the Stock Purchase Agreement;

      (k) directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that the Company, the Partnership or the LLC has sold or transferred or is to sell or transfer to any other Person (other than the Company, the Partnership or the LLC) or (ii) that the Company, the Partnership or the LLC intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Company, the Partnership or the LLC to any Person (other than the Company, the Partnership or the LLC) in connection with such lease;

      (l)  declare or pay any dividend or other distribution on any of the Pledged Collateral, or redeem or exchange any of the Pledged Collateral;

      (m) engage in any business other than (i) the businesses engaged in by the Company, the Partnership and the LLC on the date hereof and (ii) such other lines of business as may be consented to by Secured Party; or

      (n) operate the businesses engaged in by the Company, the Partnership or the LLC in any manner other than the ordinary course of business, consistent with the past practices of the Company, the Partnership and the LLC (on the date hereof).

SECTION 9.  SECURED PARTY APPOINTED AS ATTORNEY-IN-FACT.

    9.1 Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that

Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

      (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

      (b) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

      (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

      (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral;

      (e) to pay or discharge taxes or Encumbrances (other than Encumbrances permitted under this Agreement) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Pledgor to Secured Party, due and payable immediately without demand; and

      (f)  upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Pledged Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

SECTION 10.  SECURED PARTY MAY PERFORM.

    If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor in accordance with Section 13.2.

SECTION 11.  STANDARD OF CARE.

    The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

SECTION 12.  APPLICATION OF PROCEEDS.

    Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in the following order of priority:

      FIRST:  To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

      SECOND:  To the payment of all of the Secured Obligations; and

      THIRD:  To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 13.  INDEMNITY AND EXPENSES.

    13.1  Pledgor, Univision, the Company and the Partnership, jointly and severally, agree to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; provided that Univision shall have no obligation or liability for the payment of any AT Note.

    13.2  Pledgor, the Company and the Partnership jointly and severally, shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (a) the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of Secured Party hereunder, or (c) the failure by Pledgor, Univision, the Company or the Partnership to perform or observe any of the provisions hereof.

    13.3  The obligations of each of Pledgor, Univision, the Company and the Partnership in this Section 13 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement.

SECTION 14.  CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS.

    This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. The Secured Party may not assign or otherwise transfer any Secured Obligations due to it to any Person other than an Affiliate of the Secured Party, in which case such Affiliate shall upon assignment or other transfer become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as

Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 15.  SURETYSHIP WAIVERS BY PLEDGOR, UNIVISION, ETC.

    15.1  Pledgor, Univision, the Company, the Partnership and the LLC agree that their respective obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance, which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Secured Obligations.

    15.2  In furtherance of the foregoing and without limiting the generality thereof, Pledgor, Univision, the Company, the Partnership and the LLC agree as follows:

      (a) Secured Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of such Pledgor's or Univision's liability hereunder,

    (i)
    settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations,

    (ii)
    request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations,

    (iii)
    release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations,

    (iv)
    enforce and apply any other security now or hereafter held by or for the benefit of Secured Party in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Party may have against any such security, as Secured Party in its discretion may determine consistent with the Stock Purchase Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and

    (v)
    exercise any other rights available to Secured Party under the Stock Purchase Agreement, at law or in equity; and

      (b) this Agreement and the obligations of Pledgor, Univision, the Company, the Partnership and the LLC hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Secured Obligations), including without limitation the occurrence of any of the following, whether or not Pledgor, Univision, the Company, the Partnership or the LLC shall have had notice or knowledge of any of them:

    (i)
    any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations,

    (ii)
    any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Stock Purchase Agreement or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations,

    (iii)
    the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect,

    (iv)
    the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though Secured Party might have elected to apply such payment to any part or all of the Secured Obligations,

    (v)
    any failure to perfect or continue perfection of a security interest in any other collateral which secures any of the Secured Obligations,

    (vi)
    any defenses, set-offs or counterclaims which Pledgor or Univision may allege or assert against Secured Party in respect of the Secured Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and

    (vii)
    any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Pledgor, Univision, the Company, the Partnership or the LLC as an obligor in respect of the Secured Obligations.

    15.3 Each of Pledgor, Univision, the Company, the Partnership and the LLC hereby waives, for the benefit of Secured Party:

      (a) any right to require Secured Party as a condition of payment or performance by Pledgor, Univision, the Company or the Partnership, to

    (i)
    proceed against any guarantor of the Secured Obligations or any other Person,

    (ii)
    proceed against or exhaust any other security held from any guarantor of the Secured Obligations or any other Person,

    (iii)
    proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party in favor of any other Person, or

    (iv)
    pursue any other remedy in the power of Secured Party whatsoever;

      (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Pledgor, Univision, the Company, the Partnership or the LLC including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Pledgor, Univision, the Company, the Partnership or the LLC from any cause other than payment in full of the Secured Obligations;

      (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

      (d) any defense based upon Secured Party's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to gross negligence or willful misconduct;

      (e) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Pledgor's, Univision's the Company's, the Partnership's or the LLC's obligations hereunder;

      (f)  the benefit of any statute of limitations affecting Pledgor's, Univision's, the Company's, the Partnership's or the LLC's liability hereunder or the enforcement hereof;

      (g) any rights to set-offs, recoupments and counterclaims;

      (h) promptness, diligence and any requirement that Secured Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto;

      (i)  notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Stock Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to Pledgor or Univision and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and

      (j)  to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

    15.4 Until the Secured Obligations shall have been paid in full, each of Pledgor, Univision, the Company, the Partnership and the LLC shall withhold exercise of:

      (a) any claim, right or remedy, direct or indirect, that each of them now has or may hereafter have against any of them or any of their respective assets in connection with this Agreement or the performance by Pledgor, Univision, the Company, the Partnership or the LLC of their respective obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation:

    (i)
    any right of subrogation, reimbursement or indemnification that Pledgor, Univision, the Company, the Partnership or the LLC now has or may hereafter have against each other,

    (ii)
    any right to enforce, or to participate in, any claim, right or remedy that Secured Party now has or may hereafter have against the Pledgor, Univision, the Company, the Partnership or the LLC, and

    (iii)
    any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Secured Party; and

      (b) any right of contribution such Pledgor may have against any guarantor of the Secured Obligations.

    15.5 Each of Pledgor, Univision, the Company, the Partnership and the LLC further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Pledgor, Univision, the Company, the Partnership and the LLC may have against any of them or against any other collateral or security, and any rights of contribution Pledgor, Univision, the Company, the Partnership and the LLC may have against any such guarantor, shall be junior and subordinate to any rights Secured Party may have against Pledgor, Univision, the Company, the Partnership or the LLC, to all right, title and interest Secured Party may have in any such other collateral or security, and to any right Secured Party may have against any such guarantor.

    15.6 Secured Party shall have no obligation to disclose to or discuss with Pledgor or Univision its assessment of the financial condition of the Company, the Partnership or the LLC. Pledgor and Univision each has adequate means to obtain information from the Company, the Partnership and the LLC on a continuing basis concerning the financial condition of the Company and the Partnership, and each of Pledgor and Univision assumes the responsibility for being and keeping informed of the financial condition of the Company, the Partnership and the LLC, and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each of Pledgor and Univision hereby waives and relinquishes any duty on the part of Secured Party, to disclose any matter, fact or thing relating to the business, operations or condition of Pledgor, the Company, the Partnership or the LLC now known or hereafter known by Secured Party.

SECTION 16.  AMENDMENT.

    No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor, Univision the Company, the Partnership or the LLC therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor, Univision the Company, the Partnership or the LLC. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 17.  NOTICES.

    All notices and other communications given or made pursuant hereto shall be in writing and shall be effective (a) if given by telecommunication, when transmitted to the applicable telecopier number specified in (or pursuant to) this Section 17 and an appropriate answerback is received, (b) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed to the applicable address specified below, or (c) if given by any other means, when actually delivered at the applicable address specified below:

    If to Pledgor, Univision, the Company, the Partnership or the LLC addressed to:

    c/o Univision Communications Inc.
    1999 Avenue of the Stars, Suite 3050
    Los Angeles, California 90067
    Attention: C. Douglas Kranwinkle, Esq.
    Telecopier No.: (310) 556-3568

    With a copy to:

    O'Melveny & Myers LLP
    1999 Avenue of the Stars, Suite 700
    Los Angeles, California 90067
    Attention: Kendall R. Bishop, Esq.
    Telecopier No.: (310) 246-6779

    If to Secured Party, addressed to:

    USA Broadcasting, Inc.
    1230 Avenue of the Americas, 15th Floor
    New York, New York 10020
    Attention: Charles A. Sommer, Esq.
    Telecopier No.: (212) 413-6721

    and to:

    USA Networks, Inc.
    152 West 57th Street, 47th Floor
    New York, New York 10019
    Attention: Julius Genachowski, Esq.
    Telecopier No.: (212) 314-7329

    With a copy to:

    Hogan & Hartson L.L.P.
    8300 Greensboro Drive, Suite 1100
    McLean, Virginia 22102
    Attention: Richard T. Horan, Jr., Esq. and
    Attention: Thomas E. Repke, Esq.
    Telecopier: (703) 610-6200

or to such other address or to such other person as either party shall have last designated by such notice to the other party.

SECTION 18.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

    No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 19.  SEVERABILITY.

    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 20.  HEADINGS.

    Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 21.  GOVERNING LAW; TERMS.

    THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 22.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR, UNIVISION, THE COMPANY AND THE PARTNERSHIP ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR,

UNIVISION, THE COMPANY AND THE PARTNERSHIP FOR EACH OF THEM AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, IRREVOCABLY:

    (I)
    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

    (II)
    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

    (III)
    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGOR, UNIVISION, THE COMPANY, THE PARTNERSHIP OR THE LLC AT THEIR RESPECTIVE ADDRESS AS PROVIDED IN ACCORDANCE WITH SECTION 17;

    (IV)
    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER PLEDGOR AND UNIVISION IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

    (V)
    AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST PLEDGOR OR UNIVISION IN THE COURTS OF ANY OTHER JURISDICTION; AND

    (VI)
    AGREES THAT THE PROVISIONS OF THIS SECTION 22 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 23.  WAIVER OF JURY TRIAL.

    EACH PARTY HERETO HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement for each of them to enter into a business relationship, that each of them has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each of them further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 24.  COUNTERPARTS.

    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

    IN WITNESS WHEREOF, Pledgor, Univision, the Company, the Partnership, the LLC and Secured Party have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[SPE], as Pledgor
By:
Name:
Title:
UNIVISION COMMUNICATIONS INC., as Univision
By:
Name:
Title:
UNIVISION STATION GROUP OF , INC., as Company
By:
Name:
Title:
UNIVISION PARTNERSHIP OF , as Partnership
By:
Name:
Title:
[Station GP Interest LLC], as LLC
By:
Name:
Title:
USA BROADCASTING, INC., as Secured Party
By:
Name:
Title:

SCHEDULE I

    Attached to and forming a part of the Pledge Agreement dated as of                         , 2001 among [SPE], Univision Communications Inc., Univision Station Group of                             , Inc., Univision Partnership of                             , [Station GP Interest LLC], USA Broadcasting, Inc., as Secured Party, as amended or modified from time to time.

Class of Stock or Equity Interest of the Company	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Shares
Partnership Interest of the Partnership	Percentage of Interest

SCHEDULE II

PLEDGE AMENDMENT

    This Pledge Amendment, dated             ,       , is delivered pursuant to Section 7.4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of             , 2001, among [SPE], Univision Communications Inc., Univision Station Group of               , Inc., Univision Partnership of               , [Station GP Interest LLC], USA Broadcasting, Inc., as Secured Party, as amended or otherwise modified from time to time (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

[SPE]
By:
Name:
Title:
UNIVISION COMMUNICATIONS INC.
By:
Name:
Title:
UNIVISION STATION GROUP OF , INC., as Company
By:
Name:
Title:
UNIVISION PARTNERSHIP OF , as Partnership
By:
Name:
Title:
[Station GP Interest LLC], as LLC
By:
Name:
Title:

Class of Stock or other equity interests of Company	Stock Cert. Numbers	Par Value	Number of Shares

SCHEDULE 6.1(d)
TO
PLEDGE AGREEMENT

Office Locations

SCHEDULE 6.1(e)
TO
PLEDGE AGREEMENT

Names

QuickLinks

  EXHIBIT 10.37
SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
EXHIBIT B Revised Purchase Price Payment Schedule
EXHIBIT D AT Affiliation Agreement
FORM OF TELEVISION AFFILIATION AGREEMENT HOME SHOPPING
SCHEDULE A
SCHEDULE B Applicable AT Note
SCHEDULE C Standards and Practices
SCHEDULE D
COMPENSATION
ATTACHMENT E
EXHIBIT E AT Note
PROMISSORY NOTE
EXHIBIT F Pledge Agreement
PLEDGE AGREEMENT
PRELIMINARY STATEMENTS
SCHEDULE I
SCHEDULE II PLEDGE AMENDMENT
SCHEDULE 6.1(d) TO PLEDGE AGREEMENT
SCHEDULE 6.1(e) TO PLEDGE AGREEMENT